Exhibit 10.1

NONQUALIFIED STOCK OPTION AGREEMENT

GRANTED TO:	(the “Employee”)

DATE OF GRANT:	(the “Grant Date”)

GRANTED PURSUANT TO:	Amended and Restated AV Homes, Inc. 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the “Plan”)

NUMBER OF UNDERLYING SHARES OF COMMON STOCK:	shares (the “Shares”)

EXERCISE PRICE:	$ per share

EXPIRATION DATE:	, 20 (the “Expiration Date”)

EXERCISE SCHEDULE (CUMULATIVE:

Date(s) of Exercisability	Number of Shares as to Which Option Becomes Exercisable

1. AWARD. This Nonqualified Stock Option Agreement (the “Agreement”) is made and entered into as of the Grant Date above, between AV Homes, Inc., a Delaware corporation (the “Company”), and Employee. It is the intent of the Company and Employee that the option represented by this Agreement (the “Option”) will not qualify as an “incentive stock option” under the Code. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

2. TERMS AND CONDITIONS. The Option is subject to the following terms and conditions:

(a) Exercisability. Subject to Sections 2(c) and 2(d) below, the Option shall be exercisable in accordance with the Exercise Schedule set forth above.

(b) Expiration. Subject to Sections 2(c) and 2(d) below, the unexercised portion of the Option, unless sooner terminated, shall expire on the Expiration Date and, notwithstanding anything contained herein to the contrary, no portion of the Option may be exercised after such date.

(c) Termination of Employment. If prior to the Expiration Date, Employee’s employment with the Company or any subsidiary corporation terminates, the Option will terminate on the applicable date as described below, provided, however, that none of the events described below shall extend the period of exercisability beyond the Expiration Date:

(i) If the employment of Employee is terminated by reason of Employee’s death or “disability” (as defined below) either while in the employ of the Company or any subsidiary corporation, the unvested portion of the Option shall immediately become exercisable, and shall remain exercisable until the first anniversary of Employee’s death or termination of employment due to disability, and, in the case of death, shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent or distribution;

(ii) If the employment of Employee is terminated by the Company for “cause” (as defined below), to the extent not theretofore exercised, the Option shall immediately become null and void; and

(iii) If the employment of Employee is terminated for any reason other than death, disability or cause, the Option shall remain exercisable for three months following such termination, but only to the extent that it was vested and exercisable immediately prior the termination of employment.

For purposes of this Agreement, the terms “disability” and “cause” shall have the meanings ascribed to such terms (X) in any then-existing employment agreement between the Company and Employee or (Y) in the absence of such an agreement, (A) “disability” shall mean (i) Employee’ inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) total disability as determined by the Social Security Administration or (iii) disability in accordance with a disability insurance program maintained by the Company from time to time, and (B) “cause” shall mean Employee’s (i) failure to perform material duties for the Company, which failure remains uncured for 30 days after receipt of written notice from the Company demanding cure; (ii) willful misconduct or gross neglect in the performance of duties, or willful failure to abide by good faith business-related instructions of the Board; (iii) breach of any material provision of this Agreement, which breach remains uncured for 30 days after receipt of written notice from the Company demanding cure; (iv) conviction of, or entering a plea of guilty or nolo contendere to, a felony or any misdemeanor or other crime involving fraud, embezzlement, theft, dishonesty or moral turpitude; (v) commission of fraud or embezzlement against the Company; or (vi) engaging in conduct which is materially injurious to the business or reputation of the Company, including but not limited to any violation of the Company’s material policies generally applicable to all executive officers (including but not limited to the Code of Conduct, Code of Ethics, policies relating to compliance with applicable securities laws, policies relating to conduct in the workplace (e.g., sexual harassment, etc.)).

(d) Change in Control. In the event of a Change in Control, then, without any action by the Committee, this Option, to the extent not already exercised in full or otherwise expired, shall immediately vest and become exercisable in full; provided that the Committee, in its sole discretion, may cancel this Option in exchange for a cash payment equal to the amount, if any, by which the Fair Market Value per Share immediately prior to the Change in Control exceeds the exercise price per Share. For purposes of this Agreement, the term “Change in Control” shall have the meaning set forth in Section 12(b) of the Plan.

3. EXERCISE OF OPTION. Employee may exercise the Option regardless of whether any other option that Employee has been granted by the Company remains unexercised. In no event may Employee exercise the Option for a fraction of a share.

(a) Notice of Exercise. Any exercise of this Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased, accompanied by payment therefor.

(b) Payment of Exercise Price. The Option’s exercise price shall be paid by Employee on the date the Option is exercised through one or more of the following methods:

(i) Cash (including check, bank draft or money order);

(ii) To the extent permitted by law, a broker-assisted cashless exercise in which Employee irrevocably instructs a broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise (or a loan secured by such Shares) to the Company in payment of the exercise price of such Shares and the amount of any applicable withholding tax;

(iii) By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares and the amount of any applicable withholding tax (or in lieu of such delivery, by tender through attestation of such Shares in accordance with such procedures as the Committee may permit); or

(iv) By a reduction in the number of Shares delivered to Employee upon exercise, such number of Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares and the amount of any applicable withholding tax.

(c) Delivery of Shares. As soon as practicable after the Company receives the notice of exercise and payment provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased (net of the number of Shares sold or withheld, if any, to pay the exercise price and withholding tax). The Company may alternatively satisfy this obligation to deliver Shares by a book entry made in the records of the Company’s transfer agent or by electronically transferring such shares to an account designated by the person exercising the Option.

4. TAX WITHHOLDING. The Company may withhold from sums due or to become due to Employee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the issuance or disposition of shares pursuant to the Option, or may require Employee to remit such amount to the Company prior to the delivery to Employee of any shares of Common Stock, including through the tender or withholding of Shares as set forth above in Section 3.

5. NO RIGHTS AS STOCKHOLDER. Employee shall not have any of the rights of a stockholder with respect to the shares of Common Stock underlying the Option while the Option is unexercised.

6. RESTRICTIONS ON TRANSFER. This Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during Employee’s lifetime, only by Employee. Notwithstanding the foregoing, this Option may be transferred by Employee solely to Employee’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in this Agreement.

7. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing shares of Common Stock issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or securities association, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Common Stock to Employee if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange or securities association.

8. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. Employee hereby represents that the Common Stock issuable pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. Employee acknowledges and agrees that any sale or distribution of shares of Common Stock issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Employee hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Common Stock issued pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.

9. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon Employee any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of Employee’s employer to terminate Employee’s employment at any time for any reason or no reason.

10. CONSTRUCTION. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on Employee.

11. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (a) to Employee at the last address specified in Employee’s employment records, or such other address as Employee may designate in writing to the Company, or (b) to the Company, AV Homes, Inc., 8601 N. Scottsdale Rd., Ste. 225, Scottsdale, Arizona 85253, Attention: Corporate Secretary, or such other address as the Company may designate in writing to Employee.

12. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

14. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time.

15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

16. MISCELLANEOUS. This Agreement cannot be modified or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AV HOMES, INC.

By:
Name:
Title:

[Employee]

5